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                                                                   EXHIBIT 10.1


                          MUTUAL TERMINATION AGREEMENT

         This Mutual Termination Agreement (this "Agreement") is made and entered into as of January 24, 1999, by and among Rainforest Cafe, Inc., a Minnesota corporation (the "Company"), Lakes Gaming, Inc., a Minnesota corporation ("Purchaser"), and RFC Acquisition Co., a Minnesota corporation and wholly owned subsidiary of Purchaser ("Merger Sub").

                                   WITNESSETH

         WHEREAS, each of the Company, Purchaser and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of December 22, 1999 (the "Merger Agreement"), pursuant to which Merger Sub would merge (the "Merger") with and into the Company in accordance with the laws of the State of Minnesota, the separate existence of Merger Sub would thereupon cease, and the Company, as the surviving corporation in the Merger, would continue its corporate existence under the laws of the State of Minnesota as a subsidiary of Purchaser;

         WHEREAS, Section 7.1. of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of the Company and the shareholders of Purchaser, by mutual written consent of Purchaser and the Company; and

         WHEREAS, the Special Committee of the Company and the Board of Directors of Purchaser deem it advisable and in the best interest of each of the Company and Purchaser and their respective shareholders that the Merger Agreement be terminated on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Merger Agreement is hereby mutually terminated effective as of the date hereof, pursuant to Section 7.1(a) of the Merger Agreement.

         2. Notwithstanding the foregoing termination, the parties hereto reaffirm the validity and effectiveness of Section 7.2(a) of the Merger Agreement.




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         3. Notwithstanding the foregoing termination, but in consideration thereof, the parties hereto agree that for a period of six (6) months from the date hereof, if the Company consummates any transaction that would otherwise have constituted a Company Takeover Proposal, it shall promptly, but in no event later than two days after consummation of such transaction, pay Purchaser a fee equal to $2,000,000, payable by wire transfer of same day funds. The Company acknowledges that the agreement contained in this Section 3 is an integral part of this Agreement and that, without this agreement, Purchaser would not enter into this Agreement.

         4. All costs and expenses incurred in connection with the Merger Agreement or this Agreement shall be paid by the party incurring such costs or expenses.

         5. This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         7. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

         8. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         9. Capitalized terms used herein, but not otherwise defined herein, have the meanings ascribed to such terms in the Merger Agreement.



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         IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                                LAKES GAMING, INC.



                                By:  /s/ Timothy J. Cope
                                   -----------------------------------
                                Name:  Timothy J. Cope
                                Title: Chief Financial Officer

                                RFC ACQUISITION CO.



                                By:  /s/ Timothy J. Cope
                                   -----------------------------------
                                Name:  Timothy J. Cope
                                Title: Chief Financial Officer



                                RAINFOREST CAFE, INC.



                                By:  /s/ Kenneth W. Brimmer
                                   -----------------------------------
                                Name:  Kenneth W. Brimmer
                                Title: President





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